Exhibit 99.2
FORM OF NOTICE OF GUARANTEED DELIVERY
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION . If you have any doubt as to the action to be taken, you should seek advice from your own independent financial advisor.
NOTICE OF GUARANTEED DELIVERY
TO LENNAR CORPORATION
OF ITS
SERIES A 6.950% SENIOR NOTES DUE 2018
TO BE EXCHANGED FOR ITS
SERIES B 6.950% SENIOR NOTES DUE 2018
Holders of outstanding Series A 6.950% Senior Notes due 2018 (“Initial Notes”) who wish to tender their Initial Notes in exchange for Series B 6.950% Senior Notes due 2018 (the “Series B Notes”), but who cannot deliver Book Entry Confirmation of delivery of their Initial Notes and a Letter of Transmittal or an Agent’s Message (and any other documents required by the Letter of Transmittal or the Agent’s Message) to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) prior to 5:00 P.M. New York City time on the Expiration Date, may use this Notice of Guaranteed Delivery or a substantially equivalent guaranty of delivery. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (with receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or by mail to the Exchange Agent. See “The Exchange Offer – Guaranteed Delivery Procedures” in the Prospectus.
THE EXCHANGE AGENT IS:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By Mail:	By Facsimile Transaction:	By Hand or Overnight Courier:
101 Barclay Street - 7 East	212-298-1915	101 Barclay Street - 7 East
New York, New York 10286	(For Eligible Institutions Only)	New York, New York 10286
Attention: Evangeline R. Gonzales		Attention: Evangeline R. Gonzales
For Confirmation Telephone
212-815-3738
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
This form is not to be used to guarantee signatures. If the instructions to the Letter of Transmittal require that the signature on the Letter of Transmittal be guaranteed by an “Eligible Institution,” that signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders the Initial Notes specified below to Lennar Corporation (the “Company”), upon the terms and subject to the conditions set forth in the Prospectus dated August  •, 2010, and the related Letter of Transmittal, receipt of each of which is acknowledged, using the guaranteed delivery procedures described in the Prospectus under the caption “Guaranteed Delivery.”

PLEASE SIGN AND COMPLETE
This Notice of Guaranteed Delivery must be signed by the holder(s) of Initial Notes exactly as the name of the applicable DTC participant’s name appears on a security position listing as the owner of Initial Notes, or by person(s) authorized to become holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If the signature appearing below is not that of the holder(s) of the Notes, then in order validly to tender the Initial Notes, the holder(s) must sign a valid proxy. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and may be required to submit evidence satisfactory to the Company of that person’s authority to act.

Aggregate Principal Amount of Initial
Notes Surrendered:

Account Number at The Depository Trust
Company:

Transaction Code Number:

Dated:

Name(s) of Holder(s):

Address of Holder(s):

Area Code and Tel. No:

Names of Authorized Signatory:

Capacity:

Address of Authorized Signatory:

Area Code and Tel. No.:

Signature(s) of Holder(s) or Authorized Signatory:

THE GUARANTEE ON THIS PAGE MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)
The undersigned bank, broker, dealer, credit union, savings association or other member entity of the Securities Transfer Agents’ Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program (each of the foregoing entities being referred to as an “Eligible Institution”) hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth in the Notice of Guaranteed Delivery (i) book-entry confirmation of the transfer of the Initial Notes described above into the Exchange Agent’s account at DTC pursuant to the procedures set forth in the Prospectus, and (ii) either (x) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile copy of one) or (y) a properly transmitted Agent’s Message and (z) all other documents required by the Letter of Transmittal or the Agent’s Message, in each case, within three New York Stock Exchange trading days after the date of this Guarantee.
The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver all applicable, letters, confirmations, messages and other documents to the Exchange Agent within the time period described above. Failure to do so could result in financial loss to that Eligible Institution.

Name of Firm:

Address:

Area Code and Tel. No.:

(Authorized Signature)

Name:

(Please Print)

Title:

Date: